                                                                    EXHIBIT 99.1

                            JOINT FILER INFORMATION

                           Other Reporting Person(s)

1.   MSD Credit Opportunity Master Fund, L.P.

             Item                               Information
Name:                               MSD Credit Opportunity Master Fund, L.P.

Address:                            645 Fifth Avenue, 21st Floor, New York,
                                    New York 10022

Designated Filer:                   MSDC Management, L.P.

Date of Event Requiring             May 10, 2012
Statement (Month/Day/Year:

Issuer Name and Ticker or           JOURNAL COMMUNICATIONS, INC. [JRN]
Trading Symbol:

Relationship of Reporting           10% Owner
Person(s) to Issuer:

If Amendment, Date Original         Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:   Form filed by More than One Reporting Person

Signature:                          By: MSDC Management, L.P.
                                    Its: Investment Manager

                                    By: MSDC Management (GP), LLC
                                    Its: General Partner

                                    By: /s/ Marc R. Lisker
                                            ----------------------------
                                    Name:  Marc R. Lisker
                                    Title:  Manager
                                    Date: May 14, 2012